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                                   Exhibit 21

                                  CONVERSE INC.

                                  SUBSIDIARIES
                                  ------------

Converse Star I, Inc., a subsidiary of Converse Inc.
Incorporated in Massachusetts on March 26, 1985 (branch in England and Wales)

Converse EMEA Ltd., a subsidiary of Converse Inc.
Incorporated in Delaware on January 29, 1990 (branch in England and Wales)

Converse France, Inc., a subsidiary of Converse Benelux Holding Company, Inc. Incorporated in Delaware on November 23, 1993 (branch in France)

Converse Europe, Inc., a subsidiary of Converse Inc.
Incorporated in Delaware on November 23, 1993 (branch in the Netherlands)

Converse Benelux, Inc., a subsidiary of Converse Benelux Holding Company, Inc. Incorporated in Delaware on November 23, 1993 (branches in the Netherlands and Belgium)

Converse Benelux Holding Company, Inc., a subsidiary of Converse Europe, Inc. Incorporated in Delaware on November 23, 1993

Converse Germany, Inc., a subsidiary of Converse Europe, Inc.
Incorporated in Delaware on March 21, 1994 (branch in Germany)

Converse Iberia, Inc., a subsidiary of Converse Europe, Inc.
Incorporated in Delaware on July 8, 1994 (branches in Portugal and Spain)

Converse Italy, Inc., a subsidiary of Converse Europe, Inc.
Incorporated in Delaware on September 21, 1994 (branch in Italy)

Converse Shelf, Inc., a subsidiary of Converse Inc.
Incorporated in Delaware on November 21, 1994 (branch is no longer registered in Japan as of 6/15/98)

Converse Scandinavia, Inc., a subsidiary of Converse Europe, Inc.
Incorporated in Delaware on June 7, 1995 (branch in Denmark)

Converse Japan Corporation, a subsidiary of Converse Inc.
Incorporated in Delaware on May 2, 1996 (branch in Japan)

Converse Mexico, Inc., a subsidiary of Converse Inc.
Incorporated in Delaware on October 23, 1996 (branch in Mexico)

Converse All Star do Brasil Industria e Comercio Ltda., a subsidiary of Converse Inc.
Incorporated in Brazil

Calzado Deportivo de Reynosa, S.A. de C.V., a subsidiary of Converse Inc. Incorporated in Mexico on January 25, 1984

Converse Export Co. Limited, a subsidiary of Converse Inc.
Incorporated in Barbados on December 28, 1984 (a foreign sales corporation)

Apex One, Inc., a subsidiary of Converse Inc.
Incorporated in New Jersey on July 8, 1988